QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2003

Genaissance Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30981 (Commission File Number)	06-1338846 (I.R.S. Employer Identification No.)
Five Science Park New Haven, Connecticut (Address of Principal Executive Offices)		06511 (Zip Code)

Registrant's telephone number, including area code: (203) 773-1450

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

        The following unaudited pro forma condensed combined financial statements have been prepared to give effect to the proposed merger of Genaissance and Lark Technologies using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to unaudited pro forma condensed combined financial statements.

        The unaudited pro forma condensed combined balance sheet gives effect to the merger of Genaissance and Lark Technologies as if it had occurred on September 30, 2003. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2002 and the nine-months ended September 30, 2003 give effect to the proposed merger of Genaissance and Lark Technologies as if it had occurred on January 1, 2002. The pro forma information is based upon the historical financial statements of Genaissance and the historical financial statements of Lark Technologies and the assumptions, estimates and adjustments described in the notes to the unaudited pro forma condensed combined financial statements. The assumptions, estimates and adjustments are preliminary and have been made solely for purposes of developing such pro forma information.

        Under the purchase method of accounting, the aggregate consideration paid is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed on the basis of their fair values on the transaction date. As currently estimated, the estimated purchase price exceeds the fair value of the net assets acquired. As a result, the excess of the purchase price over the estimated fair values will be recorded as goodwill for purchase accounting purposes. In accordance with Statement of Financial Accounting Standards No. 141 (or SFAS No. 141), "Business Combinations," the estimated value of goodwill of approximately $9.3 million is based on Lark Technologies' balance sheet as of September 30, 2003. The estimated purchase price allocation is based on management's preliminary analysis and estimates.

        The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated financial position or consolidated results of operations that would have been reported had the merger occurred on the date indicated, nor do they represent a forecast of the consolidated financial position at any future date or the consolidated results of operations for any future period. Furthermore, no effect has been given in the unaudited pro forma condensed combined statements of operations for synergistic benefits that may be realized through the combination of the two companies or costs that may be incurred in integrating their operations. The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements, including the notes thereto, and management's discussion and analysis of financial condition and results of operations of Genaissance and Lark Technologies covering those periods included in their respective annual reports and quarterly reports, as the case may be, made under the Securities Exchange Act of 1934, as amended.

Pro Forma Condensed Combining Balance Sheet as of September 30, 2003

(In thousands)

(unaudited)

	Historical		Pro Forma
	Genaissance	Lark	Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$8,333	$1,232	$—		$9,565
Restricted cash	2,100	—	—		2,100
Marketable securities	6,655	—	—		6,655
Accounts receivable	1,467	1,575	—		3,042
Other current assets	1,815	260	34	(A)	2,109

Total current assets	20,370	3,067	34		23,471
Property and equipment, net	10,054	2,115	—		12,169
Goodwill	—	—	9,319	(B)	9,319
Other intangible assets	870	—	11,037	(C)	11,907
Other noncurrent assets	376	71	—		447

Total assets	$31,670	$5,253	$20,390		$57,313

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$956	$218	$1,465	(D)	$2,639
Current portion of long-term debt	3,725	495	—		4,220
Accrued expenses	4,063	583	—		4,646
Current portion of deferred revenue	1,432	315	—		1,747

Total current liabilities	10,176	1,611	1,465		13,252
Long-term debt	7,555	554	—		8,109
Deferred rent expense	—	37	—		37
Deferred revenue, less current portion	1,567	—	—		1,567

Total liabilities	19,298	2,202	1,465		22,965

Stockholders' equity:
Common stock, par value	23	4	(4 7	)(E) (F)	30
Additional paid-in capital	220,309	3,071	(3,071 22,378	)(E) (F)	242,687
Deferred stock compensation	—	(4)	4 (409	(E) )(F)	(409)
Accumulated deficit/ retained earnings	(207,957)	345	(345	)(E)	(207,957)
Accumulated other comprehensive (loss) income	(3)	48	(48	)(E)	(3)
Less treasury stock	—	(413)	413	(E)	—

Total stockholders' equity	12,372	3,051	18,925		34,348

Total liabilities and stockholders' equity	$31,670	$5,253	$20,390		$57,313

See accompanying notes to unaudited pro forma condensed combining financial statements.

Pro Forma Condensed Combining Statement of Operations For the Nine Months Ended

September 30, 2003

(In thousands, except per share data)

(unaudited)

	Historical		Pro Forma
	Genaissance	Lark	Adjustments		Combined
Revenues:
Laboratory services	$—	$6,758	$—		$6,758
License and service	7,823	—	—		7,823

Total revenues	7,823	6,758	—		14,581

Operating expenses:
Cost of laboratory services	—	3,306	49	(G)	3,355
Research and development	15,892	—	—		15,892
General and administrative	6,200	1,888	104	(H)	8,192
Loss on leased equipment	368	—	—		368
Amortization of intangibles	—	—	360	(I)	360

Total operating expenses	22,460	5,194	513		28,167

Loss from operations	(14,637)	1,564	(513)		(13,586)
Interest expense, net	(238)	(56)	—		(294)

Income (loss) before income taxes	(14,875)	1,508	(513)		(13,880)
Benefit from (provision for) income taxes	520	(295)	238	(J)	463

Net loss	$(14,355)	$1,213	$(275)		$(13,417)

Basic net loss per share	$(.63)	$0.33			$(.45)

Diluted net loss per share	(.63)	0.29			(.45)

Weighted average shares used in computing basic net loss per share	22,937	3,651			29,545

Weighted average shares used in computing diluted net loss per share	22,937	4,185			29,545

See accompanying notes to unaudited pro forma condensed combining financial statements.

Pro Forma Condensed Combining Statement of Operations For the Year Ended December 31, 2002

(In thousands, except per share data)

(unaudited)

	Historical		Pro Forma
	Genaissance	Lark	Adjustments		Combined
Revenues:
Laboratory services	$—	$6,692	$—		$6,692
License and service	8,111	—	—		8,111

Total revenues	8,111	6,692	—		14,803

Operating expenses:
Cost of services	—	3,662	200 65	(K) (G)	3,927
Research and development	23,940	—			23,940
General and administrative	8,799	2,210	139	(H)	11,148
Impairment of fixed assets	6,000	—	—		6,000
Amortization of intangible assets	—	—	480	(I)	480

Total operating expenses	38,739	5,872	884		45,495

Loss from operations	(30,628)	820	(884)		(30,692)
Interest expense, net	(2,430)	(60)	—		(2,490)

Loss before income taxes	(33,058)	760	(884)		(33,182)
Provision for income taxes	(35)	(35)	—		(70)

Net loss	$(33,093)	$725	$(884)		$(33,252)

Basic net loss per share	$(1.45)	$0.20			$(1.14)

Diluted net loss per share	(1.45)	0.20			(1.14)

Weighted average shares used in computing basic and diluted net loss per share	22,809	3,555			29,244

Weighted average shares used in computing basic and diluted net loss per share	22,809	3,639			29,244

See accompanying notes to unaudited pro forma condensed combining financial statements.

1.     Basis of Presentation

        On December 18, 2003, Genaissance and Lark Technologies entered into a merger agreement whereby each outstanding share of Lark Technologies common stock will be exchanged for 1.81 shares of Genaissance common stock. The merger is expected to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

        As of September 30, 2003, there were 3,670,284 shares of Lark Technologies common stock outstanding and 833,432 shares of Lark Technologies common stock issuable upon exercise of outstanding options. Based upon these amounts and the terms outlined above, if the merger had been consummated on September 30, 2003, Lark Technologies shareholders would have received a total of approximately 6,643,214 shares of Genaissance common stock, and holders of Lark Technologies options would have received options to purchase approximately 1,508,512 shares of Genaissance common stock, under which the right to purchase approximately 1,157,108 shares of Genaissance common stock would have been fully vested and immediately exercisable. The exact number of shares to be issued and options assumed will depend upon the number of related Lark Technologies shares and options, respectively, outstanding at the closing of the merger.

2.     Preliminary Purchase Price-Lark Technologies

        In determining the Lark Technologies purchase price, Genaissance used the estimated value of Genaissance common stock of approximately $2.97 per share based upon the average closing price of Genaissance common stock for the two trading days before and after the merger announcement.

        The preliminary fair value of Genaissance's stock options to be issued was determined using the Black-Scholes option pricing model. The following assumptions were used to determine the fair value of the options: the remaining life of the option, a risk-free interest rate of 3.35%, an expected volatility of 105% and no expected dividend yield.

        The final purchase price is dependent on the actual number of shares of common stock exchanged, the actual number of options issued, and actual transaction costs. The final purchase price will be determined upon completion of the merger.

        The total estimated purchase price of the proposed Lark Technologies merger is as follows:

Value of Genaissance common stock to be issued	$19,730,000
Value of Genaissance options to be issued(1)	2,246,000
Estimated transaction costs	800,000

Total estimated purchase price	$22,776,000

(1)
Net of $409,000 representing the portion of the intrinsic value of Lark Technologies unvested options applicable to the remaining vesting period.

        The preliminary allocation of the aggregate purchase price to the tangible assets acquired and liabilities assumed in connection with this acquisition was based upon estimated fair values as determined by management. The preliminary purchase price allocation is summarized below:

Tangible assets acquired	$5,287,000
Intangible assets acquired	11,037,000
Goodwill	9,319,000
Liabilities assumed	(2,867,000)

Total estimated purchase price	$22,776,000

        As the estimated fair value of the net assets acquired is lower than the estimated purchase price, Goodwill of approximately $9.3 million will be recorded in accordance with the purchase accounting rules.

        The allocation of the purchase price is preliminary. The purchase price allocation will remain preliminary until Genaissance completes a third party valuation of identifiable intangible assets acquired and determines the fair values of other assets and liabilities acquired. The final determination of the purchase price allocation is expected to be completed as soon as practicable after consummation of the merger. The final amounts allocated to assets and liabilities acquired could differ from the amounts presented in the unaudited pro forma condensed combined financial statements.

3.     Pro Forma Adjustments

        The accompanying unaudited pro forma combined financial statements have been prepared as if the merger was completed on September 30, 2003 for balance sheet purposes and as of January 1, 2002 for statement of operations purposes and reflect the following pro forma adjustments:

  (A)
  To record the step up of inventory acquired.

  (B)
  To record Goodwill of $9.3 million due to the estimated purchase price exceeding the estimated fair value of the acquired net assets.

  (C)
  To record the intangible assets acquired including Backlog of $200,000 with an estimated useful life of one year, Customer Relationships of $7.2 million with an estimated useful life of fifteen years and GLP Certification of $137,000 and Trade Name of $3.5 million with indefinite lives.

  (D)
  Accrual of transaction related costs, $800,000 for Genaissance and $665,000 for Lark Technologies.

  (E)
  Elimination of Lark Technologies stockholder equity accounts.

  (F)
  Issuance of Genaissance common stock, $0.001 par value, as discussed above, and to record deferred compensation of approximately $409,000 related to unvested options.

  (G)
  To record additional cost of laboratory services expense for the amortization of deferred compensation of $49,000 and $65,000 for the nine months ended September 30, 2003 and for the year ended December 31, 2002, respectively.

  (H)
  To record additional general and administrative expense for the amortization of deferred compensation of $104,000 and $139,000 for the nine months ended September 30, 2003 and for the year ended December 31, 2002, respectively.

  (I)
  To record amortization of the customer relationships of $360,000 and $480,000 for the nine months ended September 30, 2003 and for the year ended December 31, 2002, respectively

  (J)
  To reduce the income tax expense due to use of Genaissance's net operating loss carryforwards for U.S. federal income taxes.

  (K)
  To record additional cost of laboratory services expense for the amortization of the Backlog acquired.

4.     Items Not Adjusted

        The pro forma adjustments do not reflect any integration adjustments such as operating efficiencies and cost savings that may be achieved with respect to the combined entity.

5.     Common Shares Outstanding

        The number of pro forma common shares outstanding after giving effect to the merger for purposes of the pro forma September 30, 2003 balance sheet is:

Genaissance's common shares outstanding at September 30, 2003	23,212,000
Increase in common shares attributable to conversion of Lark Technologies stock (3,670,284 × 1.81)	6,643,000

Total pro forma common shares outstanding	29,855,000

6.     Pro Forma Combined Net Loss Per Share

        The pro forma combined net loss per share attributable to common stockholders, basic and diluted, is computed as follows:

	Nine Months Ended September 30, 2003	Year Ended December 31, 2002
	(In thousands, except per share information)
Pro forma net loss attributable to common stockholders	$(13,417)	$(33,286)
Weighted average shares used in computing net loss per share attributable to Genaissance common stockholders, basic and diluted	22,937	22,809
Pro forma adjustments:
Effect of assumed conversion of Lark common stock	6,608	6,435
Weighted average shares used in computing pro forma net loss per share attributable to common stockholders of the combined company, basic and diluted	29,545	29,244
Pro forma net loss per share attributable to common stockholders, basic and diluted	$(0.45)	$(1.14)

LARK TECHNOLOGIES, INC.

INDEX TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT AUDITORS

Lark Technologies, Inc.
Board of Directors and Stockholders

        We have audited the accompanying balance sheet of Lark Technologies, Inc. (the "Company") as of December 31, 2002, and the related statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lark Technologies, Inc. at December 31, 2002, and the results of its operations and cash flows for each of the two years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States.

                      /s/ ERNST & YOUNG LLP

Houston, Texas
March 14, 2003

LARK TECHNOLOGIES, INC.

BALANCE SHEET

AS OF DECEMBER 31, 2002

December 31, 2002
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$499,131
Accounts receivable	1,329,287
Due from related parties	30,698
Inventory	47,842
Prepaid expenses	$86,547

Total current assets	1,993,505
Property and equipment, net	1,861,160
Other assets, net	58,324

Total assets	$3,912,989

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$434,738
Capital lease obligation, current portion	442,846
Accrued expenses	228,354
Custom deposits	253,168

Total current liabilities	$1,359,106

Capital lease obligation, less current portion	687,704
Deferred rent expense	37,188

Total long term liabilities	724,982

Total liabilities	$2,083,998
COMMITMENTS AND CONTINGENCIES
Stockholders' equity:
Preferred stock, $0.001 par value:
Authorized shares—2,000,000 None issued or outstanding
Common stock, $0.001 par value:
Authorized shares—8,000,000
Issued shares—3,583,898
Outstanding shares—3,575,920	3,584
Additional paid-in capital	2,691,855
Treasury stock at cost	(16,223)
Deferred compensation	(4,781)
Accumulated comprehensive gain	22,208
Accumulated deficit	(867,652)

Total stockholders' equity	1,828,991

Total liabilities and stockholders' equity	$3,912,989

See accompanying notes.

LARK TECHNOLOGIES, INC.

STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2001	2002
Revenue:
Laboratory services	$6,040,445	$6,692,305
Costs and expenses:
Costs of services	3,966,882	3,662,096
Sales, general and administrative	2,102,467	2,209,890

Total costs and expenses	6,069,349	5,871,986

Operating income (loss)	(28,904)	820,319
Other income and (expense)
Interest income	19,532	4,771
Other income	136,029	—
Interest expense	(74,676)	(65,496)

Total other income (expense)	80,885	(60,725)

Income before income taxes	51,981	759,594
Provision for income taxes	14,410	34,645

Net income	$37,571	$724,949

Basic and diluted earnings per common share	$0.01	$0.20

See accompanying notes.

LARK TECHNOLOGIES, INC.

STATEMENTS OF STOCKHOLDERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2002

	Common Stock
				Treasury Stock
	Shares Outstanding	At Par Value	Additional Paid-In Capital			Accumulated Deferred Compensation	Comprehensive Gain/(Loss)	Accumulated Deficit
				Shares	At Cost				Total
Balance at December 31, 2000	3,520,395	$3,520	$2,669,615	4,500	$(4,946)	—	$(2,811)	$1,630,172	$1,035,206
Options exercised	1,003	1	729						730
Currency translation loss							(3,201)		(3,201)
Net income								37,571	37,571
Comprehensive income									34,370

Balance at December 31, 2001	3,521,398	$3,521	$2,670,344	4,500	$(4,946)	—	$(6,012)	$(1,592,601)	$1,070,306
Warrants exercised	62,500	63	15,562						15,625
Common stock repurchased				3,478	(11,277)				(11,277)
Deferred compensation			5,949			(5,949)			—
Amortized deferred compensation						1,168			1,168
Currency translation gain							28,220		28,220
Net income								724,949	724,949
Comprehensive income									—

Balance at December 31, 2002	3,583,898	$3,584	$2,691,855	7,978	$(16,223)	$(4,781)	$22,208	$(867,652)	$1,828,991

See accompanying notes.

LARK TECHNOLOGIES, INC.

STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2001	2002
Operating activities:
Net income	$37,571	$724,949
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	423,285	472,308
Amortization of deferred compensation	—	1,168
Write-off of Senesence patent	16,749	—
Provision for losses on accounts receivables	20,038	19,104
Changes in operating assets and liabilities:
Accounts receivable	(295,204)	(247,022)
Inventory	181,427	36,998
Prepaid expenses	87,065	(1,082)
Due from related parties	721	(36,567)
Accounts payable	(169,536)	85,754
Accrued expenses	30,690	80,648
Deferred rent	9,324	9,324
Deposits	(642,523)	(102,991)

Net cash provided by (used in) operating activities	$(300,393)	$1,042,591
Investing activities:
Purchases of property and equipment	(86,403)	(272,500)
Net cash used in investing activities	(86,403)	(272,500)

Financing activities:
Principal payments on notes payable	(131,668)	(420,929)
Proceeds from notes payable	92,000	—
Repayment on capital lease obligations	(150,147)	(296,841)
Proceeds from issuance of common stock	—	15,625
Proceeds from exercised options	730	—
Treasury stock	—	(11,277)

Net cash used in financing activities	(189,085)	(713,422)

Effect of currency translation on cash	(3,201)	28,220
Net increase (decrease) in cash and cash equivalents	(579,082)	84,889
Cash and cash equivalents at beginning of year	993,324	414,242

Cash and cash equivalents at end of year	$414,242	$499,131

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$74,676	$65,496
Income taxes	$13,300	$16,544
Noncash investing activities:
Capital leases to acquire property and equipment	$485,729	$914,457
Prepaid maintenance contract on equipment under lease	—	51,066
Notes payable for prepaid insurance	$103,291	—

See accompanying notes.

LARK TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION

        Lark Technologies, Inc., a Delaware corporation (the Company), was formed on November 16, 1994, as a wholly-owned subsidiary of SuperCorp Inc. ("SuperCorp"), for the purpose of merging with Lark Sequencing Technologies, Inc., a Delaware corporation ("Sequencing"), as outlined in a merger agreement ("Merger Agreement") entered into by SuperCorp and Sequencing on October 28, 1994. SuperCorp approved the Merger Agreement on September 5, 1995 and the stockholders of Sequencing approved it on September 12, 1995. Because of the merger, all of the shares of common and preferred stock of Sequencing were exchanged for 1,800,000 shares of Common Stock of the Company with a par value of $0.001 per share, and the 200,000 shares of Common Stock of the Company held by SuperCorp were distributed to the shareholders of SuperCorp. The Company has succeeded to all of the business previously undertaken by Sequencing. The Company provides specialized laboratory services for DNA sequencing to biotechnology researchers.

2. SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make judgments, estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INVENTORY

        Work in process inventory includes the direct and indirect costs associated with projects that were started but not completed as of December 31, 2002. Direct costs include such items as the cost of labor, reagents and supplies directly associated with each project. Indirect costs include such items as general supplies, laboratory management, depreciation, and costs to operate the lab. These costs are applied to each project based on direct labor hours incurred for the project up to the point of measurement such as the end of an accounting period. At December 31, 2002, work in process inventory was $47,842.

REVENUE RECOGNITION

        Lark submits the results of its laboratory services to its customers by electronic mail or by overnight delivery services. Upon the completion of the laboratory services and the submission of the results, the Company has no further obligation to perform services, other than those that are perfunctory and inconsequential, and the submission of the report is essentially the same as delivery. Therefore, Lark recognizes revenue upon the submission of its laboratory results report to the customer by overnight or electronic delivery methods. From time to time, the Company enters into long term service contracts that are similar to open supply contracts. Revenues under such contracts are recognized as each project is completed and the submission sent. Revenue includes shipping costs billed to customers and the related costs are recorded as cost of sales. Costs incurred on partially completed projects are recorded as work-in-process.

CASH AND CASH EQUIVALENTS

        The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

        Property and equipment are recorded at cost. Depreciation and amortization expense is recorded over the estimated useful lives of the assets on a straight-line basis. Leasehold improvements are amortized on a straight-line basis over the shorter of the asset's useful life or remaining lease term. The cost of repairs and maintenance is expensed as incurred. The estimated useful lives of assets are as follows:

Laboratory equipment	4 - 5 years
Furniture and fixtures	5 years
Computer
Equipment	3 - 5 years
Software	3 - 5 years
Leasehold improvements	Lease or asset life

LONG-LIVED ASSETS

        The Company routinely evaluates the carrying value of its long-lived assets. The Company records impairment losses on long-lived assets used in operations when events and circumstances indicate that assets may be impaired and the undiscounted cash flows estimated to be generated by the assets are less than the carrying amount of those assets. To date, no impairment charges have been recognized.

STOCK OPTIONS

        The Company generally grants stock options to its employees for a fixed number of shares with an exercise price equal to the fair value of the shares on the date of grant. As allowed under the Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123), the Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related interpretations in accounting for stock awards to employees. Accordingly, no compensation expense is recognized in the Company's financial statements in connection with stock options granted to employees with exercise prices not less than fair value. Deferred compensation for options granted to employees is determined as the difference between the deemed fair market value of the Company's common stock on the date options were granted and the exercise price. For purposes of this pro-forma disclosure, the estimated fair value of the options is assumed to be amortized to expense over the options' vesting period. Compensation expense for options granted to non-employees has been determined in accordance with FAS 123 as the fair value of the consideration received or the fair value of the equity instruments issued.

	Year Ended December 31,
	2002	2001
Net income, as reported	$37,571	$724,949
Deduct: Total compensation expense for options determined under fair value based methods for all awards	(78,228)	(159,025)
Pro forma net income (loss)	$(40,657)	$565,924
Basic and diluted net income (loss) per common share
As reported	$.01	$0.20
Pro forma	$(0.01)	$0.16

FOREIGN CURRENCY TRANSLATION

        The financial statements of the Company's U.K. division are measured using the local currency as the functional currency. Assets and liabilities of the U.K. division are translated at the rates of exchange at the balance sheet date. The resultant translation adjustments are recorded as a separate component of stockholders' equity as other comprehensive income and have not been significant to date. Income and expense items are translated at average monthly rates of exchange.

NET INCOME PER SHARE

        Basic net income per share has been computed using the weighted-average number of shares of common stock outstanding during the period, less shares subject to repurchase. Diluted net income per share has been calculated based on the shares used in the calculation of basic net income per share plus the dilutive effect of stock options and shares subject to repurchase by the Company.

ADVERTISING COSTS

        The Company expenses all advertising costs as incurred. Total advertising expense for 2001 and 2002 was $77,218 and $41,666, respectively.

INCOME TAX

        The Company follows the liability method of accounting for income taxes in accordance with FASB Statement 109, "Accounting for Income Taxes". Under this method, deferred tax assets and liabilities are determined based on differences between the financial statements and tax bases of assets and liabilities as measured by enacted tax rates in effect for the year in which the differences are expected to reverse. The Company provides a valuation allowance against deferred tax assets.

RECENTLY ISSUED ACCOUNTING STANDARDS

        The Company adopted Financial Standards Board (FASB) 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" effective January 1, 2002.

        In April 2002, FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 62, Amendment of FASB No. 13, and Technical Corrections" The Statement will require gains or losses on extinguishments of debt to be classified as income or loss from continuing operations rather than as extraordinary items as previously required under Statement 4. Additionally, companies must reclassify in all prior periods presented those items that do not meet the criteria under the Statement. The Statement also amends Statement 13 to require certain modifications to capital leases be treated as a sale-leaseback and modifies the accounting for sub-leases when the original lessee remains a secondary obligor. The provisions of this statement are effective for financial statements issued after May 15, 2002. The Company did not extinguish debt in 2002 and does not have sale-leaseback nor sublease income. The adoption of this statement does not have a material effect on the Company's financial statements.

        In June 2002, the Financial Accounting Standards Board (FASB) issued Statement No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". The standard addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." Statement No. 146 states that a liability for a cost associated with an exit or disposal activity shall be recognized and measured initially at its fair value in the period in which the liability is incurred, except for a liability for one-time termination benefits that are incurred over a period of time. The standard will apply to the Company effective for exit or disposal activities initiated after December 31, 2002. The Company does not believe there will be a material effect from the adoption of this new standard.

        On December 31, 2002, FASB issued SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure. SFAS No. 148 amends SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 148 requires accounting policy note disclosures to provide the method of stock option accounting for each year presented in the financial statements and for each year until all years presented in the financial statements recognize the fair value of stock-based compensation. Also, SFAS No. 148 provides two additional transition methods that eliminate the ramp-up effect resulting from applying the expense recognition provisions of SFAS No. 123. The transition provisions and annual statement disclosure requirements of SFAS No. 148 are effective for fiscal years ending after December 15, 2002. The interim statement disclosure requirements are effective for the first interim statement that includes financial information after December 15, 2002. The transition and disclosures requirements of SFAS No. 148 were adopted by the Company in 2002.

        In November 2002, the FASB issued FASB Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, an interpretation of FASB Statements No. 5, 57 and 107 and Rescission of FASB Interpretation No. 34." FIN 45 clarifies the requirements of SFAS No. 5, "Accounting for Contingencies," relating to the guarantor's accounting for, and disclosure of, the issuance of certain types of guarantees. The disclosure provisions of FIN 45 are effective for financial statements of periods that end after December 15, 2002. However, the provisions for initial recognition and measurement are effective on a prospective basis for guarantees that are issued or modified after December 31, 2002. The Company has no guarantees of indebtedness that would be affected by FIN 45. FIN 45 also incorporates accounting for indemnities given in connection with licensing of intellectual property and the Company is still assessing the potential impact this may have on its future results from operations.

3. CONCENTRATION OF RISK

        The Company provides laboratory services primarily to major researchers in the United States and Europe. The Company generally requires a deposit of approximately 50% of total anticipated billings prior to commencing work on laboratory service projects. The Company performs ongoing credit evaluations of its customers and generally does not require additional collateral on its laboratory services.

        The Company primarily invests its excess cash in deposits with local banks and, at times, these deposits may exceed federally insured limits. The Company selects depository institutions based upon management's review of the financial stability of the institutions.

4. PROPERTY AND EQUIPMENT

        Property and equipment consisted of the following at December 31, 2002:

Laboratory equipment	$2,804,745
Furniture and fixtures	112,278
Computer equipment	717,846
Leasehold improvements	31,097

3,665,966
Less accumulated depreciation and amortization	(1,804,806)

Property and equipment, net	$1,861,160

5. ACCRUED EXPENSES

        Accrued expenses consisted of the following at December 31, 2002:

Accrued payments under sponsored research agreement	$10,000
Accrued audit and tax preparation fees	53,540
Accrued salary costs, payroll taxes and insurance	75,104
Accrued State tax payable	32,201
Accrued UK VAT tax payable	31,032
Other accrued expenses	26,477

$228,354

6. NOTES PAYABLE

        At December 31, 2002, the Company had a revolving line of credit with a bank that provided for maximum borrowings of $600,000. Under the terms of the line, borrowings were to bear interest at the bank's prime rate (4.25% at December 31, 2002) plus 1.5%. The line of credit expired December 31, 2002 and was renewed through December 31, 2003 with the same terms as the expiring line of credit. The line of credit is secured by qualified accounts receivable of the Company. At December 31, 2002, the Company had no amounts outstanding under this line of credit. The borrowing base for this line of credit is equal to 80% of certain accounts receivable that are no more than 90 days old. On December 31, 2002, the Company had an available line of credit of $492,795. Under the terms of the revolving line of credit agreement, the Company is required to maintain certain financial ratios and a specific level of net worth. The Company was in compliance with all required covenants at December 31, 2002.

7. FEDERAL INCOME TAX

        At December 31, 2002, the Company had net operating loss carryforwards of $897,371 for income tax purposes that expire in 2005 through 2019. These net operating loss carryforwards may be limited because of ownership changes resulting from issuance of common stock. The Company used approximately $789,400 of net operating loss carryforwards during the year ended December 31, 2002.

        Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance has been recorded against the Company's net deferred tax assets because of the Company's cumulative loss position.

        Significant components of the Company's deferred tax liability and assets are as follows at December 31, 2002:

Deferred tax liabilities:
Depreciation	$(47,175)
Total deferred tax liabilities	(47,175)
Deferred tax assets:
Deferred rent	12,644
Bad debt allowance	12,072
Vacation accrual	6,939
Net operating loss carryforwards	305,106
Total deferred tax assets	336,761
Valuation allowance	(289,586)

Net deferred tax assets	$—

        The reconciliation of income tax computed at the U.S. federal statutory tax rates to income tax expense is:

	2001		2002
	Amount	Percent	Amount	Percent
Tax at U.S. statutory rates	$17,674	34%	$258,262	34%
State income taxes	14,410	28%	35,937	5%
Change in valuation allowance	(5,532)	(11)%	(273,755)	(36)%
Other	(12,142)	23%	14,201	2%

	$14,410	28%	$34,645	5%

8. COMMITMENTS AND CONTINGENCIES

        The Company is involved in various legal proceedings that have arisen in the ordinary course of business. While it is not possible to predict the outcome of such proceedings with certainty, in the opinion of the Company, all such proceedings are either adequately covered by insurance or, if not so covered, should not ultimately result in any liability which would have a material adverse effect on the financial position, liquidity or results of operations of the Company.

LEASES

        The Company leases certain real estate for its corporate office in Houston, Texas and branch office in the United Kingdom, as well as certain equipment under non-cancelable lease agreements, which expire at various dates. Leases with escalating lease payments are recorded on a straight-line basis over the lease term. Total rent expense for all operating leases for 2001 and 2002 was $265,918 and $372,880 respectively.

        At December 31, 2002, future minimum payments under these operating leases are as follows:

2003	$161,825
2004	161,825
2005	169,314
2006	168,830
2007	155,769
Thereafter	311,538

Total	$1,129,101

        The gross amount of assets recorded under capital leases at December 31, 2002 was $1,399,441. The related accumulated amortization was $207,015 at December 31, 2002. Under the terms of the capital leases, the Company is obligated to make payments as set forth in the table below and, subject to certain conditions, may purchase the equipment at the end of the lease for a nominal amount.

        At December 31, 2002, future minimum payments under these capital leases are as follows:

2003	$509,363
2004	415,770
2005	308,391
2006	8,396

Total minimum lease payments	$1,241,920
Less amounts representing interest	111,370
Total present value of minimum lease payments	1,130,550
Less current portion	(442,846)

Capital lease obligation less current portion	$687,704

        Amortizations of capital lease assets are included in depreciation expense.

PATENT LICENSE AGREEMENT

        Effective June 15, 1995, the Company entered into an exclusive patent sub-license agreement with another biotech company. The agreement grants to the Company an exclusive license to certain "Licensed Patent Rights" of this third party and requires the Company to perform research and development efforts as defined in the agreement. The Company is required to pay the third party a royalty of 25% to 50% of all consideration the Company receives as a result of sales of licensed products and licensed processes or a sub-license or assignment of the Company's rights under the agreement. If the Company does not meet the research and development milestones as defined in the agreement, or is unable to successfully commercialize the results of the research and development efforts, the agreement will terminate. Otherwise, the agreement will terminate upon the dissolution of the Company or the expiration of the "Licensed Patent Rights". The Company may also terminate the agreement with 60 days written notice to the third party. Currently, the Company does not have any plans or expect to receive any gain from or provide any additional resources toward these patents.

9. STOCKHOLDERS' EQUITY AND STOCK OPTIONS

STOCK OPTIONS AND WARRANTS

        On May 21, 2001, the Company's 2000 Stock Option Plan expired, and all options authorized under that plan expired. On May 29, 2002, the Company's board of directors adopted the 2002 Stock Option Plan ("2002 Plan"). The 2002 Plan was approved by the shareholders of the Company on August 30, 2002. The 2002 Plan permits the board of directors to grant awards to non-employee directors, certain key employees, and others as determined by the board of directors. Awards under the 2002 Plan may be Incentive Stock Options intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code, non-qualified stock options, stock awards, or performance shares. The Company has reserved a total of 2,000,000 shares of its common stock for issuance under the 2002 Plan. Options granted under the 2002 Plan are generally exercisable immediately by non-employee directors and subject to a four year vesting schedule for employees.

        The Company applies APB 25 in accounting for the Plan. Because the exercise price of the options was equal to the market value of the stock at the date of grant, no compensation cost has been recognized for its fixed stock option plan except as discussed below. Pro forma information regarding net income and net income per common share is required by FASB Statement No. 123 as if the Company had accounted for its incentive stock options under the fair value method of that statement. The fair value of these options was estimated at the date of grant using the Black-Scholes option pricing ("Black-Scholes") model for the 2001 and 2002 options granted with the following weighted average assumptions:

	2001	2002
Volatility	1.13	.91
Expected dividend yield	0%	0%
Risk-free interest rate	4.6%	3.7%
Expected life (years)	5	5

        The Black-Scholes model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee's stock options.

        During 2001 and 2002, the Company issued stock options under the Plan, a majority of which had exercise prices equal to the fair market value of the common stock at the date of grant. During 2002, some stock options were granted at an exercise price below the fair market value. Deferred compensation expense was recorded in stockholders' equity for the difference between the option exercise price and the fair value of common stock. The deferred compensation is being expensed on a straight-line basis over the vesting period. A summary of the Company's stock options activity and related information follows:

	Year Ended December 31,
	Options	2001 Weighted Average Exercise Price	Options	2002 Weighted Average Exercise Price
Outstanding—beginning of year	407,307	$1.60	63,289	$.85
Granted	157,440	1.67	864,440	1.32
Exercised	1,000.73		—	—
Forfeited	500,458	1.72	—	—

Outstanding—end of year	63,289	$.85	927,729	$1.29
Options exercisable at year-end	63,289		740,229
Weighted average fair value of options granted during the year		$1.04		$.17

        The following summarizes information related to stock options outstanding at December 31, 2002:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life	Options	Weighted Average Exercise Price
	(in thousands, except per share amounts)
$0.15 - $1.34	851,229	$1.24	8.37 years	691,229	$1.27
$1.42 - $.189	76,500	$1.81	7.31 years	49,000	$1.78

	927,729	$1.29	8.29 years	740,229	$1.31

        At December 31, 2002, there are 1,135,560 options available for future grants under the Plan.

        During July of 1999, the Company issued warrants to certain stockholders who provided $250,000 in personal guarantees as collateral for a $200,000 term loan. These warrants provided the holders with the options to purchase a total of 250,000 shares of the Company's common stock at $0.25 per share. Under the terms of the warrants, the Company redeemed 125,000 warrant shares on January 13, 2001, after the guaranteed loan was repaid within the terms of the loan, at a redemption price of $0.25 per share. During 2002 there were 62,500 warrants exercised and the remaining 12,500 expired as of June 30, 2002.

10. 401(K) PLAN

        The Company has an employee 401(k) retirement plan. Qualified employees may contribute up to 15% of their gross pay to the plan. Employee contributions are limited to amounts established by law.

The Company may make matching contributions to the plan as determined by the Board of Directors subject to the limitations under the Internal Revenue Code. The Company made no contributions to the plan in either 2001 or 2002.

11. RELATED PARTY TRANSACTIONS

        The Company provided laboratory services, at rates normally charged to third parties, to affiliates of the Company totaling $34,527 and $61,195 in 2001 and 2002, respectively.

        The Company purchased $66,820 and $0 of laboratory supplies and other services from affiliates of the Company in 2001 and 2002, respectively.

        The due from related parties at December 31, 2002 is comprised primarily of amounts due from affiliates of the Company for laboratory services provided by the Company.

12. MAJOR CUSTOMERS

        During 2001, no single customer provided greater than 10% of the Company's revenue or accounts receivable. During 2002, one customer provided approximately 11% and 15% of the Company's revenue and accounts receivable, respectively.

13. SEGMENT INFORMATION

        The Company operates in 2 segments determined by geographic location. The proportion of the Company's sales by location is as follows:

	2001	2002
Sales—US	$4,785,998	$4,838,911
UK	1,254,447	1,853,394

Total Identifiable gross property and equipment	$6,040,445	$6,692,305
US	$2,734,444	$2,915,058
UK	535,665	750,908

Total	$3,270,109	$3,665,966

14. FAIR VALUE OF FINANCIAL INSTRUMENTS

        The Company has determined, based on available market information and appropriate valuation methodologies, that the value of its financial instruments approximates carrying value. The carrying amounts of cash and cash equivalents, accounts receivable and accounts payable approximate fair value due to the short-term maturity of the instruments. The carrying amounts of debt approximates fair value because the interest rates under the credit agreement are variable, based on current market. The carrying amount of the capital lease obligation approximates fair value based on rates currently available to the Company.

15. EARNINGS PER SHARE

        The following table sets forth the weighted average shares outstanding for the computation of basic and diluted earnings per share:

	For the Year Ending December 31,
	2001	2002
Weighted average common shares outstanding	3,516,792	3,555,257
Dilutive securities—employee stock options	100,131	84,189
Weighted average common shares outstanding assuming full dilution	3,616,923	3,639,446

        In 2001 and 2002, options to purchase 423,400 and 76,500 shares of common stock were not included in the computation of diluted EPS, because the option exercise price was greater than the average market price of the common shares.

LARK TECHNOLOGIES, INC.

BALANCE SHEET

AS OF SEPTEMBER 30, 2003

September 30, 2003
(Unaudited)
Assets
CURRENT ASSETS:
Cash and cash equivalents	$1,231,692
Accounts receivable, net	1,561,635
Due from related parties	14,096
Inventory	97,365
Prepaid expenses	162,210

Total current assets	3,066,998
Property and equipment, net	2,114,922
Other assets, net	71,548

Total assets	5,253,468
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	217,795
Capital lease obligations—current portion	495,420
Accrued expenses	274,724
Income taxes payable	308,214
Customer deposits	315,292

Total current liabilities	1,611,445
Capital lease obligations—long term portion	553,329
Deferred rent expense	37,215

Total liabilities	2,201,989
Stockholders' equity
Preferred stock, $0.001 par value:
Authorized shares—2,000,000	3,901
None issued and outstanding	—
Common stock, $0.001 par value:
Authorized shares—8,000,000
Issued shares: 3,901,164 and outstanding shares: 3,670,284
Additional paid-in capital	3,070,642
Treasury stock at cost	(412,988)
Deferred compensation	(3,825)
Accumulated other comprehensive income	48,436
Retained earnings	345,313

Total stockholders' equity	$3,051,479

Total liabilities and stockholders' equity	$5,253,468

See accompanying notes.

LARK TECHNOLOGIES, INC.

STATEMENTS OF OPERATIONS

(UNAUDITED INTERIM FINANCIAL STATEMENTS—CONFIDENTIAL)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2002	2003	2002	2003
	(Unaudited)		(Unaudited)
Revenue:
Laboratory services	$1,571,620	$2,357,352	$4,963,686	$6,758,488
Costs and expenses:
Costs of services	814,781	1,172,523	2,600,517	3,306,017
Sales, general and administrative	594,452	666,186	1,644,473	1,888,168

Total costs and expenses	1,409,233	1,838,709	4,244,990	5,194,185
Operating income	162,387	518,643	718,696	1,564,303
Other income and (expense):
Interest income	1,092	2,237	3,832	5,346
Other income	—	—	—	4,229
Interest expense	(9,772)	(19,466)	(43,101)	(65,405)

Total other expense	(8,680)	(17,229)	(39,269)	(55,830)

Income before income taxes	153,707	501,414	679,427	1,508,473
Provision for income taxes	—	258,395	32,000	295,508

Net income	$153,707	$243,019	$647,427	$1,212,965

Basic income per common share	0.04	0.07	0.18	0.33
Diluted income per common share	0.04	0.06	0.18	0.29
Weighted Average Common Shares Outstanding
Basic	3,564,120	3,663,333	3,532,734	3,651,192
Diluted	3,597,650	4,235,704	3,623,990	4,185,133
For Pro forma 3rd Qtr 2003 compensation expense for options	(11,901)	(82,890)	(147,124)	(305,125)

Pro forma net income (loss)	141,806	160,129	500,303	907,840

Basic income per common share	0.04	0.04	0.14	0.25

Diluted income per common share	0.04	0.04	0.14	0.22

See accompanying notes.

LARK TECHNOLOGIES, INC.

STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2002	2003
	(Unaudited)
Operating activities:
Net income	$647,427	$1,212,965
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	331,318	424,913
Amortization of deferred compensation	—	957
Provision for bad debts	16,169	11,217
Changes in operating assets and liabilities:
Accounts receivable	(7,333)	(219,627)
Inventory	(5,378)	(49,523)
Prepaid expenses and other assets	(51,873)	(55,113)
Due to/from related parties	(40,044)	16,602
Accounts payable	30,607	(219,668)
Accrued expenses	9,355	292,265
Deferred rent	6,993	27
Customer deposits	5,462	61,118

Net cash provided by operating activities	$942,703	$1,476,133
Investing activities
Purchases of property and equipment	$(208,252)	$(378,070)
Net cash used in investing activities	(208,252)	(378,070)
Financing activities
Proceeds from issuance of notes payable	—	—
Principal payments on notes payable	(420,929)	—
Principal payments on capital leases	(191,987)	(416,179)
Proceeds from exercised stock options	15,625	444,202
Payments for cancelled common stock shares	—	(4,483)
Treasury stock	(1,919)	(396,766)

Net cash used in financing activities	$(599,120)	$(373,226)
Effect of currency translation on cash	18	7,724

Net increase (decrease) in cash and cash equivalents	$135,349	$732,561
Cash and cash equivalents at beginning of period	414,242	499,131

Cash and cash equivalents at end of period	$549,591	$1,231,692

Supplemental disclosure of cash flow information
Cash paid year to date for:
Interest	$39,269	$65,405
Income taxes	16,544	19,093
Noncash investing activities:
Capital lease to acquire property and equipment	965,523	334,379
Note payable for prepaid insurance	—	—
Noncash financing activities:
Issuance of common stock for note due from stockholder	—	—

See accompanying notes.

LARK TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

1. SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

        In the opinion of management, the accompanying unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States and the rules and regulations of the Securities and Exchange Commission. Certain information in footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to these rules and regulations. The accompanying unaudited interim financial statements reflect all adjustments which the Company considers necessary for a fair presentation of the results of operations for the interim periods covered and for the financial condition of the Company at the date of the interim balance sheet. All such adjustments are of a recurring nature. Results for the interim periods are not necessarily indicative of results for the year.

COMMON STOCK SPLIT

        In September 2003, as a result of a reverse / forward common stock split, 15,104 shares of common stock were cancelled and the shareholders will be paid off at a rate of $4.31 per share. A liability account for $65,098 was established for this repayment process.

USE OF ESTIMATES

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make judgments, estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

REVENUE RECOGNITION

        Lark submits the results of its laboratory services to its customers by electronic mail or by overnight delivery services. Upon the completion of the laboratory services and the submission of the results, the Company has no further obligation to perform services, other than those that are perfunctory and inconsequential, and the submission of the report is essentially the same as delivery. Therefore, Lark recognizes revenue upon the submission of its laboratory results report to the customer by overnight or electronic delivery methods. From time to time, the Company enters into long term service contracts that are similar to open supply contracts. Revenues under such contracts are recognized as each project is completed and the submission sent. Revenue includes shipping costs billed to customers and the related costs are recorded as cost of sales. Costs incurred on partially completed projects are recorded as work-in-process.

STOCK OPTIONS

        The Company generally grants stock options to its employees for a fixed number of shares with an exercise price equal to the fair value of the shares on the date of grant. As allowed under the Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123), the Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related interpretations in accounting for stock awards to employees. Accordingly, no compensation expense is recognized in the Company's financial statements in connection with stock options granted to employees with exercise prices not less than fair value. Deferred compensation for options granted to employees is determined as the difference between the deemed fair market value of the Company's common stock on the date options were granted and the exercise price. For purposes of this pro-forma disclosure, the estimated fair value of the options is assumed to be amortized to expense over the options' vesting period. Compensation expense for options granted to non-employees has been determined in accordance with FAS 123 as the fair value of the consideration received or the fair value of the equity instruments issued.

        Pro forma information under SFAS 123 is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2002	2003	2002	2003
Net income:
As reported	$153,707	$243,019	$647,427	$1,212,965
Deduct: Total stock-based employee compensation expense determined under fair value method for all awards, net of related tax effects	(11,901)	(82,890)	(147,124)	(305,125)

Pro forma net income	$141,806	$160,129	$500,303	$907,840

Basic net income per share:
As reported	$0.04	$0.07	$0.18	$0.33
Pro forma	$0.04	$0.04	$0.14	$0.25
Diluted net income per share:
As reported	$0.04	$0.06	$0.18	$0.29
Pro forma	$0.04	$0.04	$0.14	$0.22

        The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model. For options granted during the periods above, the following assumptions were used: volatility ranging from 91% to 97%, expected life of five years, risk free interest rate ranging from 2.6% to 3.7% and a dividend yield of 0%.

IMPACT OF RECENT ACCOUNTING STANDARD

        In January 2003, the Financial Accounting Standards Board (FASB) issued Interpretation (FIN) 46, Consolidation of Variable Interest Entities. FIN 46 requires that unconsolidated variable interest entities be consolidated by their primary beneficiaries. A primary beneficiary is the party that absorbs a majority of the entity's expected losses or residual benefits. FIN 46 applies immediately to variable interest entities created after January 31, 2003, and to existing variable interest entities in the fiscal year beginning after June 15, 2003. The Company is currently in the process of evaluating the impact FIN 46 will have on its financial position and results of operations, if any.

2. INVENTORY

        Inventory is work in process that includes the direct and indirect costs associated with projects that were started but not yet completed at September 30, 2003. Direct costs include such items as the cost of labor, reagents and supplies directly associated with each project. Indirect costs include such items as general supplies, laboratory management, depreciation, and costs to operate the lab. These costs are applied to each project on the basis of direct labor hours incurred for the project, up to the point of measurement, such as the end of an accounting period. At September 30, 2003, work in process inventory was $97,365.

3. NOTES PAYABLE

        At September 30, 2003, the Company had a revolving line of credit with a bank that provided for maximum borrowings of $600,000. Under the terms of the line, borrowings were to bear interest at the bank's prime rate (4.00% at September 30, 2003) plus 1.5%. The line of credit expired December 31, 2002 and was renewed through December 31, 2003 with the same terms as the expiring line of credit. The line of credit is secured by qualified accounts receivable of the Company. At September 30, 2003, the Company had no amounts outstanding under this line of credit. The borrowing base for this line of credit is equal to 80% of certain accounts receivable that are no more than 90 days old. On September 30, 2003, the Company had an available line of credit of $497,778. Under the terms of the revolving line of credit agreement, the Company is required to maintain certain financial ratios and a specific level of net worth. The Company was in compliance with all required covenants at September 30, 2003.

4. COMPREHENSIVE INCOME

        Accumulated other comprehensive income presented on the accompanying balance sheet consists of foreign currency translation adjustments. Total comprehensive income for the three and nine month periods ended September 30, 2003 was $251,799 and $1,239,193, respectively.

5. EARNINGS PER SHARE

        The following table sets forth the weighted average shares outstanding for the computation of basic and diluted earnings per share: (Note the 2002 numbers have been adjusted to reflect the 15,104 shares canceled by the reverse split.)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2002	2003	2002	2003
Weighted average common shares outstanding	3,564,120	3,663,333	3,532,734	3,651,192
Dilutive securities—employee stock options	33,530	572,371	91,256	533,941

Weighted average common shares outstanding used for dilution	3,597,650	4,235,704	3,623,990	4,185,133

        No options were excluded from the 2002 calculations. Options to purchase 30,000 shares of common stock were not included in the 2003 computations of diluted earnings per share because the effect would be antidilutive.

6. SEGMENT INFORMATION

        The proportion of the Company's revenue by location is as follows for the three and nine month periods ended September 30, 2002 and 2003:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2002	2003	2002	2003
Sales—US	$1,133,850	$1,565,548	$3,684,693	$4,597,939
UK	437,770	791,804	1,278,993	2,160,549

	$1,571,620	$2,357,352	$4,963,686	$6,758,488

7. SIGNIFICANT AGREEMENT

        On March 20, 2003, the Company entered into a capital lease for the purchase of a new automated DNA sequencer for the US lab. Under the terms of the 36 months lease, the Company may purchase this equipment for a nominal amount at the end of the lease.

8. INCOME TAXES

        The Company utilized their net operating loss carry-forwards during 2003 and recorded a federal tax provision of $238,689 for the period ending September 30, 2003 based on an effective rate tax rate of 20%.

(c)
Exhibits

  See Exhibit Index attached hereto and incorporated herein by reference.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this amendment to its Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 17, 2004	GENAISSANCE PHARMACEUTICALS, INC.
	By:	/s/ BEN D. KAPLAN Ben D. Kaplan Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
23.1	Consent of Ernst & Young LLP. Filed herewith.

QuickLinks

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA
Pro Forma Condensed Combining Balance Sheet as of September 30, 2003 (In thousands) (unaudited)
Pro Forma Condensed Combining Statement of Operations For the Nine Months Ended September 30, 2003 (In thousands, except per share data) (unaudited)
Pro Forma Condensed Combining Statement of Operations For the Year Ended December 31, 2002 (In thousands, except per share data) (unaudited)
LARK TECHNOLOGIES, INC. INDEX TO FINANCIAL STATEMENTS
LARK TECHNOLOGIES, INC. BALANCE SHEET AS OF DECEMBER 31, 2002
LARK TECHNOLOGIES, INC. STATEMENTS OF OPERATIONS
LARK TECHNOLOGIES, INC. STATEMENTS OF STOCKHOLDERS' EQUITY FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2002
LARK TECHNOLOGIES, INC. STATEMENTS OF CASH FLOWS
LARK TECHNOLOGIES, INC. NOTES TO FINANCIAL STATEMENTS
LARK TECHNOLOGIES, INC. BALANCE SHEET AS OF SEPTEMBER 30, 2003
LARK TECHNOLOGIES, INC. STATEMENTS OF OPERATIONS (UNAUDITED INTERIM FINANCIAL STATEMENTS—CONFIDENTIAL)
LARK TECHNOLOGIES, INC. STATEMENTS OF CASH FLOWS
LARK TECHNOLOGIES, INC. NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
SIGNATURE
EXHIBIT INDEX